                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

                  This Separation Agreement and General Release ("Agreement") is
made and entered into this 18th day of July, 2005, by and between Register.com,
Inc. (hereinafter the "Company" or "Employer") and Peter A. Forman ("Employee")
(hereinafter collectively referred to as the "Parties"), and is made and entered into with reference to the following facts.

                                    RECITALS

                  WHEREAS, Employee was hired by the Company on or about June
16, 2003, as President and Chief Executive Officer; and

                  WHEREAS, the Company and Employee have agreed to terminate their employment relationship effective June 16, 2005; and

                  WHEREAS, the Parties each desire to resolve any potential
disputes which exist or may exist arising out of Employee's employment with the
Company and/or the termination thereof.

                  NOW THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

                                    AGREEMENT

                  1. Agreement By the Company. In exchange for Employee's
agreement to be bound by the terms of this entire Agreement, including but not limited to the Release of Claims in paragraph 3, the Company agrees to provide
Employee with $374,599 as provided for in paragraph 9 of the Employment
Agreement, dated June 16, 2003 between the Parties.

                  Employee acknowledges that, absent this Agreement, he has no legal, contractual or other entitlement to the consideration set forth in this paragraph and that the amount set forth in this paragraph constitute valid and sufficient consideration for Employee's release of claims and other obligations set forth herein.

                  2. Release of Claims. Employee hereby expressly waives,
releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns (hereinafter collectively referred to as "Releasees"), from any and all claims, demands, and causes of action which Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee's behalf from the beginning of time up to and including the date of this Agreement. As used in this paragraph, "claims," "demands," and "causes of action" include, but are not limited to, claims based on

contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the New York State Human Rights Law, the Age Discrimination
in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the
Americans with Disabilities Act, the Family and Medical Leave Act or the
Employee Retirement Income Security Act. This release shall not be effective as to any claims, demands or causes of action arising out of acts or omissions occurring after the date of execution of this Agreement or based on any indemnification rights of the Executive under the Company's certificate of incorporation, by-laws or under applicable law.

                  3. Acceptance of Agreement/Revocation. This Agreement was
received by Employee on June 20, 2005. Employee may accept this Agreement by returning a signed original to the Company. This Agreement shall be withdrawn if not accepted in the above manner on or before July 11, 2005.

                  4. New York Law Applies. This Agreement, in all respects,
shall be interpreted, enforced and governed by and under the laws of the State of New York. Any and all actions relating to this Agreement shall be filed and maintained in the federal and/or state courts located in the State and County of
New York, and the parties consent to the jurisdiction of such courts. In any action arising out of this Agreement, or involving claims barred by this
Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

                  5. Voluntary Agreement. EMPLOYEE UNDERSTANDS AND AGREES THAT
HE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND
REPRESENTS THAT HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY,
WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

                  6. Non Disparagement. Employee agrees that Employee will not make any public statement that is disparaging about the Company, or any of its officers or directors, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of the Company. The Company's directors and senior executive officers shall not make any public statement that is disparaging about the Executive. Nothing in this Agreement shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction, or as otherwise may be required by law or under an agreement entered into in connection with pending or threatened litigation pursuant to which the party receiving such information agrees to keep such information confidential.

                  IN WITNESS WHEREOF, the Parties hereto have executed this
Agreement on the dates provided below.

DATED:  July 20, 2005                         REGISTER.COM, INC.

                                              /s/ Roni Jacobson
                                              ----------------------------------
                                              By:  Roni Jacobson
                                              Its:  General Counsel & Secretary

DATED:  July 18, 2005                         PETER A. FORMAN

                                              /s/ Peter A. Forman
                                              ----------------------------------